                           SCHEDULE 14C - INFORMATION
             INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Check the appropriate box:

[ ] Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 14c-5(d)(2))
[X] Definitive Information Statement


                        ACE MARKETING & PROMOTIONS, INC.
--------------------------------------------------------------------------------
                   (Name of Registrant As Specified In Charter


Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     1) Title of each class of securities to which transaction applies:
        ________________________________________________________________________

     2) Aggregate number of securities to which transaction applies:
        ________________________________________________________________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ________________________________________________________________________

     4) Proposed maximum aggregate value of transaction:
        ________________________________________________________________________

     5) Total fee paid:
        ________________________________________________________________________

    [ ]  Fee paid previously with preliminary materials.

    [ ] Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.

     1) Amount Previously Paid: ________________________________________________

     2) Form, Schedule or Registration Statement No.: __________________________

     3) Filing Party: __________________________________________________________

     4) Date Filed: ____________________________________________________________

                        ACE MARKETING & PROMOTIONS, INC.
                               457 ROCKAWAY AVENUE
                             VALLEY STREAM, NY 11581
                                 (516) 256-7766


                              INFORMATION STATEMENT
            SHAREHOLDER MAJORITY ACTION IN LIEU OF A SPECIAL MEETING
                           ON OR ABOUT AUGUST 12, 2005

         NOTICE IS HEREBY GIVEN TO ALL SHAREHOLDERS THAT A MAJORITY ACTION OF SHAREHOLDERS IN LIEU OF A SPECIAL MEETING (THE "ACTION") OF ACE MARKETING & PROMOTIONS, INC., A NEW YORK CORPORATION (THE "COMPANY") WILL BE TAKEN ON OR ABOUT AUGUST 12, 2005 TO ADOPT THE FOLLOWING:

         o To ratify, adopt and approve an amendment to the Company's 2005 Stock Option Plan to increase the number of shares covered by the Plan from 2,000,000 shares to 4,000,000 shares of Common Stock, $.0001 par value.

         Only shareholders of record at the close of business on July 11, 2005 are entitled to receipt of this Information Statement.


                                         By Order of the Board of Directors

                                         Dean L. Julia, Chief Executive Officer
July 18, 2005

                              INFORMATION STATEMENT

         The Board of Directors of Ace Marketing & Promotions, Inc. ("Ace" or "the Company") is furnishing this Information Statement to shareholders on or about July 18, 2005.

         This Information Statement is being furnished to the stockholders of the Company in connection with a proposal to amend the Company's 2005 Stock Option Plan to increase the number of shares covered by the Plan from 2,000,000 shares to 4,000,000 shares of Common Stock, $.0001 par value.

         The Company has authorized 25,000,000 shares of Common Stock, $.0001 par value. Of the 25,000,000 shares, there are currently 5,888,076 shares of Common Stock currently outstanding. The Company has 5,000,000 shares of authorized Preferred Stock, none of which is outstanding. The proposal contained in the preceding paragraph is expected to be adopted by the written consent of the holders of a majority in interest in the Company's outstanding Common Stock and submitted to the Secretary of the Company on or about August 12, 2005 (the "Written Consent Effective Date"). If the proposal was not adopted by written consent, it would have been required to be considered by the Company's stockholders at an annual or special stockholders' meeting convened for the specific purpose of approving the proposal.

         The elimination of the need for an annual or special meeting of stockholders to approve the proposal is made possible by Section 615 of the New York Corporation Law (the "New York Law") and Article Seventh of the Company's Certificate of Incorporation, as amended, which provides in essence that the written consent of the holders of outstanding shares of common stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such an annual or special meeting. In order to eliminate the costs and management time involved in holding an annual or special meeting and in order to effect the proposal as early as possible in order to accomplish the purpose of the Company, as hereinafter described, the Board of Directors of the Company voted to utilize the written consent of the holders of a majority in interest of the Company's outstanding voting capital stock in lieu of a special meeting of stockholders to approve the proposal described herein.

         The date on which this Information Statement will first be sent to the stockholders is on or about July 18, 2005. The record date established by the Company for purposes of determining the number of outstanding shares of Common Stock of the Company entitled to consent to the proposal is July 11, 2005 (the "Record Date").

         Inasmuch as the Company will have provided to its stockholders of record this Information Statement, the Company will notify its stockholders in its next Quarterly Report on Form 10-QSB and/or Form 8-K of the Written Consent Effective Date of the proposal. No additional action will be undertaken pursuant to such written consents, and no dissenters' rights under New York Law are afforded to the Company's stockholders as a result of the adoption of the proposal.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         As of July 11, 2005, the Company had outstanding 5,888,076 shares of Common Stock. The only persons of record who presently hold or are known to own (or believed by the Company to own) beneficially more than 5% of the outstanding shares of such class of stock is listed below. The following table also sets forth certain information as to holdings of the Company's Common Stock of all officers and directors individually, and all officers and directors as a group.

-------------------------------------------------------------------------------------------------------------
                    NAME AND                                 AMOUNT OF                          PERCENT
                    --------                                 ---------                          -------
          ADDRESS OF BENEFICIAL OWNER (1)             BENEFICIAL OWNERSHIP (1)                OF CLASS (1)
          -------------------------------             ------------------------                ------------

DIRECTORS AND OFFICERS:
-----------------------

Scott Novack
457 Rockaway Avenue
Valley Stream, NY 11583                                      1,167,000                            19.9

Michael D. Trepeta
457 Rockaway Avenue
Valley Stream, NY 11583(2)                                   1,382,000                            22.5

Dean L. Julia
457 Rockaway Avenue
Valley Stream, NY 11583 (2)                                  1,352,500                            22.0

Sean McDonnell
457 Rockaway Avenue
Valley Stream, NY 11583 (3)                                    50,000                              .8

All Directors and Officers as a
Group (four persons) (4)                                     3,951,500                            61.4

5% STOCKHOLDERS
---------------

James Simanton
4816 S. Pender Lane
Spokane, WA 99224                                             487,000                             8.3

David McCooey
50 Urso Drive
Westerly, RI 02891                                            297,143                             5.0
-----------------------------------------------------------------------------------------------------------

---------------
(1) Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and is generally determined by voting powers and/or investment powers with respect to securities. Unless otherwise noted, all of such shares of common stock listed above are owned of record by each individual named as beneficial owner and such individual has sole voting and dispositive power with respect to the shares of common stock owned by each of them. Such person or entity's percentage of ownership is determined by assuming that any options or convertible securities held by such person or entity, which are exercisable within sixty (60) days from the date hereof, have been exercised or converted as the case may be, but not for the purposes of determining the number of outstanding shares held by any other named beneficial owner.
(2)      Includes options to purchase 250,000 shares.
(3)      Includes options to purchase 50,000 shares.
(4)      Includes options to purchase 550,000 shares.


                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         The names and ages of the executive officers and directors of the Company are set forth below:

         Name                      Age                   Position
         ----                      ---                   --------
         Dean Julia                37         Chief Executive Officer/Secretary/
                                              Treasurer/Director/Co-Founder
         Michael Trepeta           33         President/Director/Co-Founder
         Scott Novack              37         Director/Co-Founder
         Sean McDonnell            44         Chief Financial Officer

MANAGEMENT TEAM

         Our officers, directors and founders biographical information is as follows:

         MICHAEL D. TREPETA. Mr. Trepeta received a Bachelor of Science Degree in Applied Economics and Business Management with a minor in Communications from Cornell University in 1993. Since that time, Mr. Trepeta has been associated with various broker/dealers as a stockbroker where he was involved in the funding of numerous development stage and growth companies. Mr. Trepeta was a Vice President of Investments at Joseph Roberts & Co. in 1994 and a Vice President of Investments at Rickel & Associates from 1995-1996. From September of 1996 through February 1998, he has served as President of MDT Consulting Group, Inc., a corporation contracted by publicly traded companies to serve as a financial intermediary to investment bankers and to assist in developing products, services, and business strategies. In 1998, Mr. Trepeta co-founded us and he became an officer, director and principal owner of our company.

         DEAN L. JULIA. Mr. Julia holds a Bachelor of Business Administration from Hofstra University received in 1990. Since that time, Mr. Julia has been associated with various broker/dealers as a stockbroker where he was involved in the funding of numerous development stage and growth companies. From 1991 to 1996, Mr. Julia served as a Vice President for Reich & Co. From 1993 to 1994, he was Vice President for D. Blech & Co. From 1994 to 1995, he served as a Vice President for GKN Securities; and from 1995 to 1996 he served as Vice President for Rickel & Associates. From September 1996 through February 1998, Mr. Julia served as President and Chief Executive Officer of DLJ Consulting, a financial intermediary consultant for public and private companies. In 1998, Mr. Julia co-founded us and became an officer, director and principal stockholder of our company.

         SCOTT J. NOVACK. Mr. Novack holds a Bachelor of Business Administration from Hofstra University received in 1990. From 1993-1994, Mr. Novack was a Vice President at D. Blech & Co., a New York investment bank specializing in raising venture capital money for early stage companies. From 1994-1995, Mr. Novack was a Vice President at GKN Securities, a New York based investment bank. From 1995-1996, Mr. Novack was a Vice President at Rickel Associates, a New York based investment bank. Mr. Novack was the President of SJN Consulting Group, Inc., a privately held company, from 1996 to 2003. SJN was a corporation contracted by publicly traded companies to serve as a financial intermediary to investment bankers and to assist in developing products, services, and business strategies. Since 2003, Mr. Novack is a private investor who invests for his own account. In 1998, Mr. Novack co-founded us and became a director of our company.

         SEAN MCDONNELL. Sean J. McDonnell, Certified Public Accountant, has been self employed and in private accounting practice since January 1990 handling many different types of business entities and associations. Mr. McDonnell has spent much of his time helping his customers grow their companies and acquire financing for the purchase of buildings and equipment. Prior to starting his own practice, he was employed from 1985 - 1990 as a senior staff member in the accounting firm of Breiner & Bodian CPA's. After graduating from Dowling College in 1984, he was employed by Kenneth Silver C.P.A. from 1984 - 1985. He is currently serving on the boards of the Police Athletic League, North East Youth Sports Association and Sound Beach Soccer Club, Inc. Mr. McDonnell has served as our Chief Financial Officer since January 3, 2005 as an independent contractor. Mr. McDonnell devotes such time to us as is necessary for the performance of his duties.

         Executive officers are appointed by the board and serve at the discretion of the board. The board members serve for a period of one year until their successors are elected and shall qualify.

LACK OF COMMITTEES

         Our company has no standing nominating and compensation committees of our board of directors or committees performing similar functions. We currently lack an audit committee of our board of directors. In the future, we will seek to nominate and appoint to the board two independent directors and to form an audit committee consisting of the two independent directors. It is our goal that at least, one of the two independent directors would be deemed a "financial expert" within the meaning of Sarbanes-Oxley Act of 2002, as amended. An independent director is defined in Rule 4200(a)(14) of the NASD's Listing Standards to mean a person other than an officer or employee of our Company or any other individual having a relationship which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The following persons should not be considered independent:

         o A director who is employed by the Company or any of its affiliates for the current year or any of the past three years;

         o A director who accepts any compensation from the Company or any of its affiliates in excess of $60,000 during the previous fiscal year other than compensation for Board service, benefits under a tax qualified retirement plan, or non discretionary compensation;

         o A director who is a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the Company or any of its affiliates as an executive officer. Immediate family includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, sister-in-law, brother-in-law, son-in-law, daughter-in-law, and anyone who resides in such person's home;

         o A director who is a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company's securities) that exceed 5% of the Company's or business organizations consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years;

         o A director who is employed as an executive of another entity where any of the Company's executives serve on that entity's compensation committee.

         The term "Financial Expert" is defined as a person who has the following attributes: an understanding of generally accepted accounting principles and financial statements; has the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the company's financial statements, or experience actively supervising one or more persons engaged in such activities; an understanding of internal controls and procedures for financial reporting; and an understanding of audit committee functions.

         We can provide no assurances that our board's efforts to select two persons to serve as independent directors and on the proposed audit committee will be successful. In the event an audit committee is established, its first responsibility would be to adopt a written charter. Such charter would be expected to include, among other things:

         o annually reviewing and reassessing the adequacy of the committee's formal charter;
         o reviewing the annual audited financial statements with our management and the independent auditors and the adequacy of our internal accounting controls;
         o reviewing analyses prepared by our management and independent auditors concerning significant financial reporting issues and judgments made in connection with the preparation of our financial statements;
         o being directly responsible for the appointment, compensation and oversight of our independent auditor, which shall report directly to the audit committee, including resolution of disagreements between management and the auditors regarding financial reporting for the purpose of preparing or issuing an audit report or related work;
         o        reviewing the independence of the independent auditors;
         o reviewing our auditing and accounting principles and practices with the independent auditors and reviewing major changes to our auditing and accounting principles and practices as suggested by the independent auditor or its management;
         o reviewing all related party transactions on an ongoing basis for potential conflict of interest situations; and
         o all responsibilities given to the audit committee by virtue of the Sarbanes-Oxley Act of 2002, which was signed into law by President George W. Bush on July 30, 2002.

                                               EXECUTIVE COMPENSATION

                                             SUMMARY COMPENSATION TABLE


                                                                                        LONG-TERM
NAME AND                                                                               COMPENSATION
PRINCIPAL                CALENDAR                                  OTHER ANNUAL         AWARDS AND      ALL OTHER
POSITION                   YEAR        SALARY($)      BONUS       COMPENSATION (1)     PAYOUTS (2)     COMPENSATION
--------                   ----        ---------      -----       ----------------     -----------     ------------
Dean Julia,                2004         121,500         0                0                   0               0
Chief Executive            2003         108,000         0                0                   0               0
Officer                    2002         108,000         0                0                   0               0

Michael Trepeta,           2004         121,500         0                0                   0               0
President                  2003         108,000         0                0                   0               0
                           2002         108,000         0                0                   0               0

(1) Does not include the value of a leased automobile provided to the executive officer for business purposes, as each officer owns his own separate automobile that he uses for personal reasons.

(2) In January 2005, we adopted the 2005 Employee Benefit and Consulting Services Compensation Plan pursuant to which we reserved shares of common stock for the issuance of options to employees, consultants and non-employee directors. No options or restricted stock were issued in connection with services rendered to Messrs. Julia and Trepeta during the past three years ended December 31, 2004. However, Messrs. Julia and Trepeta were each granted ten-year options to purchase 250,000 shares at $1.00 per share on January 3, 2005.

EMPLOYMENT AGREEMENTS

         Michael Trepeta, our President and Dean Julia, our Chief Executive Officer, received salaries at the rate of $9,000 per month between 2002 through March 2004, which was raised to $10,500 per month in April, 2004 and $12,000 per month in March 2005. Historically, all compensation of our executive officers and directors including, without limitation, the payment of salaries, bonuses and the grant of options and employment contracts have been determined solely by our Board of Directors, which is controlled by the founders of the Company. Effective March 1, 2005, we entered into employment contracts with each of Messrs. Julia and Trepeta. These contracts contain the following material provisions:

         o A term of three years, with the Executive having the option to renew the agreement for a period of an additional two years.
         o A monthly base salary of $12,000, which salary will increase each subsequent March 1 by at least $2,000 per month during the term of the agreements and any extension thereof.

         o The annual grant on March 1 of each year commencing March 1, 2006 of ten-year stock options to purchase 50,000 shares at an exercise price equal to the then fair market value of our common stock as determined by the Board.
         o        Annual bonuses of at least 5% of pre-tax earnings.
         o Use of company automobile with all related costs paid for by us.
         o        Health insurance.
         o        Indemnification to the extent permitted by New York law.
         o        Right to participate in any pensions of our company.

DIRECTORS' COMPENSATION

         Our directors are not expected to receive cash compensation for their services as such. However, our non-employee directors will receive a fee of $500 to be paid to them for attending each meeting of the Board of Directors. All directors will also be reimbursed for actual travel expenses incurred in attending board meetings. Members of the board of directors are eligible to participate under our company's stock incentive plan. Over a period of three years, which currently may be extended to up to five years, Messrs. Julia and Trepeta will receive compensation and options as executive officers pursuant to their employment contracts and not in their capacity as directors of our company. Equity incentive awards issued to other board members will not be a fixed amount or granted on a pre-determined timetable. Equity incentive awards will be determined and granted in the sole discretion of the board and/or a compensation committee of the board at such times and in such amounts as the board or a committee thereof determines to make such awards.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The New York Business Corporation Law contains provisions permitting and, in some situations, requiring New York corporations to provide indemnification to their officers and directors for losses and litigation expense incurred in connection with their service to the corporation. Our articles and bylaws contain provisions requiring our indemnification of our directors and officers and other persons acting in their corporate capacities.

         In addition, we may enter into agreements with our directors providing contractually for indemnification consistent with the articles and bylaws. Currently, we have no such agreements. The New York Business Corporation Law also authorizes us to purchase insurance for our directors and officers insuring them against risks as to which we may be unable lawfully to indemnify them. We intend to obtain limited insurance coverage for our officers and directors as well as insurance coverage to reimburse us for potential costs of our corporate indemnification of officers and directors.

         As far as exculpation or indemnification for liabilities arising under the Securities Act of 1933 may be permitted for directors and officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission such exculpation or indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                              CERTAIN TRANSACTIONS

         The transaction described in paragraph (i) below was approved by the Board of directors and was an arms-length transaction which did not involve a director or executive officer of our company. The transactions described in paragraph (iii) below were approved by the Board of Directors based upon obtaining at least three competitive quotes and Mr. Trepeta's wife being the best price. The transactions described in paragraphs (i) and (iii) were on terms to us that are at least as favorable as the terms we could have obtained from an unaffiliated party.

         (i) On August 5, 2002, we issued to David McCooey, who is currently the beneficial owner of 5.0% of our outstanding shares of common stock, a debenture in the principal amount of $25,000 originally convertible at $1.50 per share. The debenture bore interest at the rate of 10% per annum. On January 13, 2005, we agreed with Mr. McCooey to convert his $25,000 of principal and accrued interest thereon of $6,076, which payments were in arrears, into 31,076 shares of our common stock at a conversion price of $1.00 per share.

         (ii) In February 2005, our three founders, Dean Julia, Michael Trepeta and Scott Novack, each privately sold, at a resale price of $2.00 per share, 18,500 shares to close personal friends of Mr. Novack to accommodate their desire to have an interest in our company before it went public. The shares that were resold were originally purchased by our founders in 1998 at a nominal price of $.0001 per share.

         (iii) Mr. Trepeta's wife has a company which is a candle supplier. From time-to-time, we have in the past and may in the future purchase candle supplies from her company. In 2003 and 2004, we purchased a total of $28,000 from her company.

              In the future, we expect to have one or more members of our Board be independent directors of our company. It is anticipated that future transactions between us and our executive officers and directors and other affiliated parties will be approved by the then disinterested members of the Board and, if not a majority of the Board, then by our independent director(s) through a committee appointed by the Board.

            PROPOSAL TO RATIFY, ADOPT AND APPROVE AN AMENDMENT TO THE
             COMPANY'S 2005 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES COVERED BY THE PLAN FROM 2,000,000 SHARES TO
                       4,000,000 SHARES OF COMMON STOCK.

        On January 3, 2005, the Company established a 2005 Employee Benefit and Consulting Compensation Plan (the "2005 Plan") covering 2,000,000 shares. On February 9, 2005, the stockholders of the Company ratified the 2005 Plan at a Special Meeting called in lieu of an Annual Meeting. The material features of the Plan are described below. On June 9, 2005, the Board approved an amendment to the 2005 Plan to increase the number of shares covered by the 2005 Plan from 2,000,000 shares to 4,000,000 shares of Common Stock, subject to stockholder approval. The proposed amendment is annexed as Appendix I.

Administration
--------------

         Our Board of Directors administers the 2005 Plan, which was approved by the Company's Board of Directors on January 3, 2005. The Board, subject to the provisions of the 2005 Plan, has the authority to determine and designate officers, employees, directors and consultants to whom awards shall be made and the terms, conditions and restrictions applicable to each award (including, but not limited to, the option price, any restriction or limitation, any vesting schedule or acceleration thereof, and any forfeiture restrictions). The Board may, in its sole discretion, accelerate the vesting of awards. The Board of Directors must approve all grants of Options and Stock Awards issued to our officers or directors.

Types of Awards
---------------

        The 2005 Plan is designed to enable us to offer certain officers, employees, directors and consultants of us and our subsidiaries equity interests in us and other incentive awards in order to attract, retain and reward such individuals and to strengthen the mutuality of interests between such individuals and our stockholders. In furtherance of this purpose, the 2005 Plan contained provisions for granting incentive and non-statutory stock options and Common Stock Awards.

         STOCK OPTIONS. A "stock option" is a contractual right to purchase a number of shares of Common Stock at a price determined on the date the option is granted. The option price per share of Common Stock purchasable upon exercise of a stock option and the time or times at which such options shall be exercisable shall be determined by the Board at the time of grant. Such option price shall not be less than 100% of the fair market value of the Common Stock on the date of grant. The option price must be paid in cash, money order or check. The Options may also contain at the time of grant, at the discretion of the Board, certain cashless exercise provisions.

         Options shall be exercisable at the times and subject to the conditions determined by the Board at the date of grant, but no option may be exercisable more than ten years after the date it is granted. If the Optionee ceases to be an employee of our company for any reason other than death, any option originally granted as an Incentive Stock Option exercisable on the date of the termination of employment may be exercised for a period of thirty days or until the expiration of the stated term of the option, whichever period is shorter. In the event of the Optionee's death, any originally granted Incentive Stock Option exercisable at the date of death may be exercised by the legal heirs of the Optionee from the date of death until the expiration of the stated term of the option or six months from the date of death, whichever event first occurs. In the event of disability of the Optionee, any originally granted Incentive Stock Options shall expire on the stated date that the Option would otherwise have expired or 12 months from the date of disability, whichever event first occurs. The termination and other provisions of a non-statutory stock option shall be fixed by the Board of Directors at the date of grant of each respective option.

         COMMON STOCK AWARD. "Common Stock Award" are shares of Common Stock that will be issued to a recipient at the end of a restriction period, if any, specified by the Board if he or she continues to be an employee, director or consultant of us. If the recipient remains an employee, director or consultant at the end of the restriction period, the applicable restrictions will lapse and we will issue a stock certificate representing such shares of Common Stock to the participant. If the recipient ceases to be an employee, director or consultant of us for any reason (including death, disability or retirement) before the end of the restriction period unless otherwise determined by the Board, the restricted stock award will be terminated.

Eligibility
-----------

         The Company's officers, employees, directors and consultants of Ace and its subsidiaries are eligible to be granted stock options, and Common Stock Awards. Eligibility shall be determined by the Board; however, all Options and Stock Awards granted to officers and directors must be approved by the Board.

Termination or Amendment of the 2005 Plan
-----------------------------------------

         The Board may at any time amend, discontinue, or terminate all or any part of the 2005 Plan, provided, however, that unless otherwise required by law, the rights of a participant may not be impaired without his or her consent, and provided that we will seek the approval of our stockholders for any amendment if such approval is necessary to comply with any applicable federal or state securities laws or rules or regulations.

Awards
------

         From January 2005 through June 30, 2005, we granted options to purchase 2,742,000 shares of our Common Stock under the 2005 Plan. All options are exercisable at $1.00 share. Unless sooner terminated, the 2005 Plan will expire on January 3, 2015 and no awards may be granted after that date.

         It is not possible to predict the individuals who will receive future awards under the 2005 Plan or the number of shares of Common Stock covered by any future award because such awards are wholly within the discretion of the Board, except that on March 1 of each year, options to purchase 50,000 shares at the then fair market value are automatically to Dean L. Julia and Michael Trepeta pursuant to their employment agreements. The table below contains information on the known benefits that have been granted to certain persons and group of persons under the 2005 Plan as of May 31, 2005.

   ----------------------------------------------------- ---------------- ----------------- -----------------------
                                                            NUMBER OF         RANGE OF       VALUE OF UNEXERCISED
                                                         SHARES SUBJECT    EXERCISE PRICE         OPTIONS AT
   NAME AND POSITION                                       TO OPTIONS      ($) PER SHARE         MAY 31, 2005
   ----------------------------------------------------- ---------------- ----------------- -----------------------
   Dean L. Julia,
   Chief Executive Officer (2)                               250,000            1.00                 (1)
   ----------------------------------------------------- ---------------- ----------------- -----------------------
   Michael D. Trepeta, President (2)                         250,000            1.00                 (1)
   ----------------------------------------------------- ---------------- ----------------- -----------------------
   Sean McDonald, Chief Financial Officer                     50,000            1.00                 (1)
   ----------------------------------------------------- ---------------- ----------------- -----------------------
   Three Executive Officers
   as a group                                                550,000            1.00                 (1)
   ----------------------------------------------------- ---------------- ----------------- -----------------------
   One Non-Employee                                                             Not
   Director                                                    -0-           applicable              -0-
   ----------------------------------------------------- ---------------- ----------------- -----------------------
   Non-Executive Officer Employees
   and Independent Consultants (3)                         2,192,000            1.00                 (1)
   ----------------------------------------------------- ---------------- ----------------- -----------------------

------------
(1) Value is normally calculated by multiplying (a) the difference between the market value per share at June 30, 2005 and the option exercise price by (b) the number of shares of Common Stock underlying the option. Due to a lack of a trading market for the Company's Common Stock at year end and at May 31, 2005, no value is given to the options as of May 31, 2005 or at year end on December 31, 2004.

(2) Does not include options to purchase 50,000 shares to be granted as of March 1 of each year of his employment contract exercisable at the then fair market value of our Common Stock at the date of each grant.

(3) The options to purchase 2,192,000 shares have been granted to non-affiliated persons who serve as employees or independent consultants (primarily consisting of sales representatives and legal counsel) to the Company, including, options to purchase 460,000 shares, 270,000 shares and 270,000 shares granted to Robert Durkin, Robert Pedlow and Paul Borde, respectively, employees of the Company. One option holder, Robert Durkin, will become a 5% or greater stockholder of the Company by virtue of our stockholders' approval of the Amendment to the 2005 Plan, as his options to purchase 460,000 shares as well as those granted to Messrs. Pedlow and Borde were granted subject to stockholder approval of the proposed amendment contained in Appendix I.

SHARES SUBJECT TO THE PLAN

         The maximum number of shares of Common Stock that may be issued pursuant to awards granted under the Plan is 2,000,000 shares, which will increase to 4,000,000 shares if the proposed amendment in Appendix I is approved by stockholders. Shares granted under the Plan may be either authorized and unissued shares or issued shares reacquired by the Company and held in treasury. The Plan does not limit the number of shares of Common Stock with respect to which options or Stock Awards may be granted to any individual during any calendar year. The aggregate number of shares issuable under the Plan and the number of shares subject to options and awards to be granted under the Plan are subject to adjustment in the event of certain mergers, reorganizations, consolidations, recapitalizations, dividends (other than a regular cash dividend), stock split or other change in corporate structure affecting the Common Stock. Shares subject to options that expire, terminate or are canceled unexercised, shares of stock that have been forfeited to the Company and shares that are not issued as a result of forfeiture or termination of an award may be reissued under the Plan.

U.S. FEDERAL INCOME TAX CONSEQUENCES

         The U.S. Federal income tax discussion set forth below is intended for general information only. State and local income tax consequences are not discussed, and may vary from locality to locality.

         Nonstatutory Stock Options. Under present U.S. Treasury regulations, an optionee who is granted a nonstatutory option will not realize taxable income at the time the option is granted. In general, an optionee will be subject to U.S. Federal income tax on an amount of ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price of those shares, and the Company will receive a corresponding deduction. Income tax withholding requirements apply to such excess upon exercise. The optionee's tax basis in the shares acquired upon exercise will be equal to the option price plus the amount of ordinary income upon which he is taxed. Upon subsequent disposition of the shares, the optionee will generally realize capital gain or loss, long-term or short-term, depending upon the length of time the shares are held after the option is exercised.

         Incentive Stock Options ("ISO"). An ISO optionee is not taxed at the time an ISO is granted. The tax consequences upon exercise and later disposition depend upon whether the optionee was an employee of the Company or a subsidiary at all times from the date of grant until three months preceding exercise (one year in the case of death or disability) and on whether the optionee holds the shares for more than one year after exercise and two years after the date of grant of the option.

         If the optionee satisfies both the employment rule and the holding rule, for U.S. Federal income tax purposes, the optionee will not realize income upon exercise of the option and the Company will not be allowed a corresponding income tax deduction at any time. The difference between the option exercise price and the amount realized upon disposition of the shares by the optionee will constitute a long-term capital gain or a long-term capital loss, as the case may be.

         If the optionee meets the employment rule, but fails to observe the holding rule (a "disqualifying disposition"), the optionee generally recognizes as ordinary income, in the year of the disqualifying disposition, the excess of the fair market value of the shares at the date of exercise over the option price.

         Any excess of the disqualifying disposition sale price over the fair market value at the date of exercise will be recognized by the optionee as capital gain (long-term or short-term, depending on the length of time the stock was held after the option was exercised). If, however, the disqualifying disposition sale price is less than the fair market value at the date of exercise, then the ordinary income recognized by the optionee is generally limited to the excess of the disqualifying disposition sale price over the option exercise price. In both situations, the Company's tax deduction is limited to the amount of ordinary income recognized by the optionee. Under current Internal Revenue Service guidelines, the Company is not required to withhold any Federal income tax in the event of a disqualifying disposition.

         Common Stock Awards. Recipients of shares of restricted common stock that are not "transferable" and are subject to "substantial risk of forfeiture" at the time of grant will not be subject to Federal income taxes until lapse or release of the restrictions on the shares. The recipient's income and our deduction will be equal to the fair market value of the shares on the date of lapse or release of such restrictions.

Section 162(m)
--------------

         Under Section 162(m) of the Code, the Company may deduct, for federal income tax purposes, compensation paid to its chief executive officer and its four other most highly compensated executive officers only to the extent that such compensation does not exceed $1,000,000 for any individual during any year, provided that compensation that qualifies as "performance-based compensation" is not counted toward the $1,000,000 limit. The 2005 Plan includes features necessary for awards thereunder to qualify as "performance-based compensation."

                                 OTHER BUSINESS

         As of the date of this Information Statement, the Board of Directors of the Company knows of no other business which will be presented for consideration of the stockholders of the Company.

                     AVAILABILITY OF SECURITIES AND EXCHANGE
                            COMMISSION'S FORM 10-SB.

THE COMPANY'S REGISTRATION STATEMENT ON FORM 10-SB, AS AMENDED, INCLUDES AUDITED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2004 AND EXHIBITS THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION; SUCH REGISTRATION STATEMENT IS AVAILABLE WITHOUT CHARGE TO THE STOCKHOLDERS UPON WRITTEN REQUEST. SUCH MATERIAL CAN BE OBTAINED BY WRITING TO ACE MARKETING & PROMOTIONS, INC., ATTENTION SHAREHOLDER RELATIONS AT 457 ROCKAWAY AVENUE, VALLEY STREAM, NY 11581.

                           SHAREHOLDER COMMUNICATIONS

         The Board will give appropriate attention to written communications that are submitted by shareholders, and will respond if and as appropriate. Absent unusual circumstances and subject to any required assistance or advice from legal counsel, Dean L. Julia, Chief Executive Officer, is primarily responsible for monitoring communications from shareholders and for providing copies or summaries of such communications to the other directors as he considers appropriate.

         Communications will be forwarded to all directors if they relate to important substantive matters and include suggestions or comments that Mr. Dean
L. Julia, Chief Executive Officer, considers to be important to the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we may receive repetitive or duplicative communications.

         Shareholders who wish to send communications on any topic to the Board should address such communications in care of Dean L. Julia, Chief Executive Officer, at Ace Marketing & Promotions, Inc., 457 Rockaway Avenue, Valley Stream, NY 11581.


                SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

         Any shareholder who intends to present a proposal at the next annual meeting of shareholders must deliver the proposal to the Chief Executive Officer of Ace Marketing & Promotions, Inc., 457 Rockaway Avenue, Valley Stream, NY 11581:

   o Not later than March 15, 2006, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934; and

   o Not later than March 15, 2006, if the proposal is submitted outside the processes of Rule 14a-8 under the Securities and Exchange Act of 1934, in which case we are not required to include the proposal in our proxy materials. Such nominations and proposals for the next annual meeting of shareholders, other than those made by or on behalf of the Board of Directors, shall be made by notice in writing delivered or mailed by first class United States mail, postage prepaid, to the Chairman.


                                  ACE MARKETING & PROMOTIONS, INC.

                                  By: /s/ Dean L. Julia, Chief Executive Officer

                                   APPENDIX I


                                    AMENDMENT
                                       TO
                              2005 EMPLOYEE BENEFIT
                        AND CONSULTING COMPENSATION PLAN


SECTION 6.        TOTAL NUMBER OF SHARES OF COMMON STOCK

     The total number of shares of Common Stock reserved for issuance by the Company either directly or underlying Options granted under this Plan from inception to date is 4,000,000. The total number of shares of Common Stock reserved for such issuance may be increased only by a resolution adopted by the Board of Directors and amendment of the Plan. Stockholder approval of such increase or other Modification of the Plan within one year of Effective Date shall be required in the event Incentive Stock Options are granted or to be granted under the Plan. Common Stock issued under the Plan may be authorized and unissued or reacquired Common Stock of the Company.